EXHIBIT 99.1

Cavium Networks Contact:

Art Chadwick Vice President of Finance and Administration and Chief Financial Officer Tel: (650) 623-7063	Angel Atondo Marketing Communications Manager Tel : (650) 623-7033 Email: angel.atondo@caviumnetworks.com

Email: art.chadwick@caviumnetworks.com

Cavium Networks
Announces Financial Results for Q4 2009

MOUNTAIN VIEW, Calif., January 28, 2010 – Cavium Networks, Inc. (NASDAQ: CAVM), a leading provider of semiconductor products that enable intelligent processing for networking, communications and the connected home, today announced financial results for the fourth quarter of 2009 ended December 31, 2009.

Revenue in the fourth quarter of 2009 was $32.1 million, a 24% sequential increase from the $25.9 million reported for the third quarter of 2009 and an increase of 45% from the $22.2 million reported for the fourth quarter of last year. Our results for the fourth quarter were slightly favorable to the positive pre-announcement we made on December 17, 2009 regarding expectations for the quarter.

Generally Accepted Accounting Principles (GAAP) Results

Net loss for the fourth quarter of 2009, on a GAAP basis, was $4.5 million, or $0.11 per share, compared to a net loss of $4.2 million, or $0.10 per share in the third quarter of 2009, and net loss of $4.4 million, or $0.11 per diluted share in the fourth quarter of last year. Gross margins were 51.5% in the fourth quarter of 2009 compared to 51.5% in the third quarter of 2009 and 49.8% in the fourth quarter of 2008. Total cash and cash equivalents were $58.9 million at December 31, 2009.

Non-GAAP Results

Cavium Networks believes that the presentation of non-GAAP financial measures provides important supplemental information to management and investors regarding financial and business trends relating to the company’s financial condition and results of operations. These measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. Non-GAAP financial measures in the fourth quarter of 2009 exclude expenses totaling $8.3 million related to stock-based compensation and related payroll expense, amortization of acquired intangible assets and acquisition related compensation expense and other acquisition related expenses. The reconciliation between GAAP and non-GAAP financial results is provided in the financial statements portion of this release.

Net income for the fourth quarter of 2009, on a non-GAAP basis, was $3.8 million, or $0.08 per diluted share, compared with non-GAAP net income of $0.8 million, or $0.02 per share in the third quarter of 2009 and net income of $0.7 million, or $0.02 per diluted share in the fourth quarter of last year. Gross margins, on a non-GAAP basis, were 58.9% in the fourth quarter of 2009 compared to 55.7% in the third quarter of 2009.

“We had record sales this quarter due to growth across multiple markets, especially in the enterprise and data center markets. We had record bookings and design wins during the quarter. New product ramps are in early stages at a number of tier-1 customers and this is driving higher revenue and growth rates for us. Non-GAAP gross margins have continued to expand continuing the trend of last few quarters, and increased 320 basis points sequentially due to improved product mix, reduced product costs as well as improved manufacturing overhead absorption.  The increased sales along with expanding gross margins significantly improved sequential operating performance.  Non-GAAP operating margins increased from 4% in the third quarter to 12% this quarter, showing the leverage in our operating model.” said Syed Ali, president and CEO of Cavium Networks.  “We have recently introduced a number of new products, including our Next Generation OCTEON™ II family of multi-core processors (from 1 to 32 cores), our NITROX DPI Family of Layer 7 Content Processors, as well as our new ECONA ARM-based processors network for the connected home and office applications and the PureVu family of products for highly interactive video applications and display. We demonstrated the ECONA and PureVu products at the CES show in January and customer response has been extremely positive”.

Recent News Highlights:

•	Oct. 12, 2009 – Cavium Networks announced the demonstration of OCTEON™ multi-core MIPS64 storage processors at the Storage Networking World Conference in Phoenix, Arizona.

•	Oct. 22, 2009 – Cavium Networks announced that it had been ranked among the fastest growing companies in North America on Deloitte’s Technology Fast 500™ list. Rankings are based on percentage of fiscal year revenue growth during the five year period from 2004–2008, during which time Cavium Networks grew revenue 1,069 percent.

•	Nov 9, 2009 - Cavium Networks demonstrates netHD™ (Networked High Definition) Wi-Fi Reference Design for In-Home Networked Video Distribution at TelcoTV 2009.

•	Nov 10, 2009 - Cavium Networks signs a definitive agreement to acquire MontaVista Software. The acquisition enables delivery of complete solutions for embedded device manufacturers and drives entry into high-growth commercial grade embedded Linux software market.

•	Nov 17, 2009 — Cavium Networks announces the world’s fastest FIPS 140-2 Level 3 Certified Hardware Security Modules for government, healthcare & financial applications.

•	Dec 17, 2009 - Cavium Networks announces positive upside guidance for Q4 2009.

•	Dec 18, 2009 — Cavium Completes acquisition MontaVista Software.

•	Jan 6, 2010 — Cavium Networks announces a new family of PureVu™ single chip processors for mass market adoption in wireless displays, home video distribution, and video conferencing. The PureVu™ CNW5XXX family combines Cavium’s Super-Low-Latency (SLL) H.264 video processor, high performance NITROX security technology, and intelligent networking and packet processing capabilities in a fully integrated SoC. The high degree of integration will provide OEMs with a single chip solution to enable mass market adoption in devices such as flat panel TVs, Blu-ray players, notebook PCs and netbooks, gaming consoles, as well as SMB and SOHO video communication systems.

•	Jan 6, 2010 — Cavium Networks announces an ultra compact Display MiniCard (DMC) for low power, high performance, and low latency wireless display capability for Notebook PCs and Netbooks.

•	Jan 7, 2010 — Quanta Microsystems selects Cavium’s PureVu™ video processor for display MiniCard Modules targeting Notebook PCs and wireless displays.

•	Jan 7, 2010 — Cavium Networks announced that D-Link, Compal Electronics, Accton, Zinwell, and others had selected Cavium’s PureVu™ video processors to offer wireless display and home video distribution products

Conference Call

Cavium Networks, Inc. will broadcast its fourth quarter 2009 financial results conference call today, January 28th, 2010, at 2 p.m. Pacific time (5 p.m. Eastern time). The conference call will be available via a live web cast on the investor relations section of the Cavium Networks website at http://www.caviumnetworks.com. Please access the website at least a few minutes prior to the start of the call in order to download and install any necessary audio software. An archived web cast replay of the call will be available on the web site for a limited period of time.

About Cavium Networks

Cavium Networks is a leading provider of semiconductor products that enable intelligent processing for networking, communications and the connected home. Cavium Networks offers a broad portfolio of integrated, software-compatible processors ranging in performance from 10 Mbps to 40 Gbps that enable secure, intelligent functionality in enterprise, data-center, broadband/consumer and access and service provider equipment. Cavium Networks processors are supported by ecosystem partners that provide operating systems, tool support, reference designs and other services. Cavium Networks principal offices are in Mountain View, CA with design team locations in California, Massachusetts, India and Taiwan. For more information, please visit: http://www.caviumnetworks.com.

Note on Forward-Looking Statements

This press release may contain forward-looking statements regarding future events that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. These forward-looking statements involve risks and uncertainties, as well as assumptions that if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include but are not limited to the rate of new design wins, acceptance by customers of Cavium’s new product introductions, whether or not the company can continue to expand gross margins and operating margins, the rate at which existing design wins go into production, pricing pressures; general economic conditions; manufacturing difficulties; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission. More information about these and other risks that may impact Cavium’s business are set forth in the “Risk Factors” section of our Form 10K filed with the Securities and Exchange Commission on March 2, 2009. All forward-looking statements in this press release are based on information available to us as of the date hereof and qualified in their entirety by this cautionary statement, and we assume no obligation to revise or update these forward-looking statements.

CAVIUM NETWORKS, INC.
Unaudited GAAP Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three Months Ended
	December 31, 2009	September 30, 2009
Net revenue	$32,134	$25,894
Cost of revenue	15,592	12,567

Gross profit	16,542	13,327

Operating expenses:
Research and development	11,788	10,629
Sales, general and administrative	9,341	6,647

Total operating expenses	21,129	17,276

Loss from operations	(4,587)	(3,949)

Other income (expense), net:
Interest expense	(44)	(54)
Interest income and other	102	4

Total other income (expense), net	58	(50)

Loss before provision (benefit) for income taxes	(4,529)	(3,999)
Provision (benefit) for income taxes	(2)	167

Net loss	$(4,527)	$(4,166)

Net loss per common share, basic and diluted	$(0.11)	$(0.10)
Shares used in computing basic and diluted net loss per common share	41,984	41,447

CAVIUM NETWORKS, INC.
Unaudited Reconciliation of Non-GAAP Adjustments
(In thousands, except per share data and percentages)

	Three Months Ended
Reconciliation of GAAP research and development expenses to non-GAAP:	December 31, 2009	September 30, 2009
GAAP research and development expenses	$11,788	$10,629
Stock-based compensation and related payroll taxes	(1,575)	(1,522)
Acquisition-related compensation expense	(696)	(754)
Acquisition-related expenses	(208)	—

Non-GAAP research and development expenses	$9,309	$8,353

Reconciliation of GAAP sales, general and administrative expenses to non-GAAP:
GAAP sales, general and administrative expenses	$9,341	$6,647
Stock-based compensation and related payroll taxes	(1,606)	(1,491)
Acquisition-related expenses	(1,009)	—
Amortization of acquired intangibles	(51)	(35)
Acquisition-related compensation expense	(768)	(18)

Non-GAAP sales, general and administrative expenses	$5,907	$5,103

CAVIUM NETWORKS, INC.
Unaudited Reconciliation of Non-GAAP Adjustments
(In thousands, except per share data and percentages)

	Three Months Ended
Reconciliation of GAAP gross profit & margin to non-GAAP:	December 31, 2009	September 30, 2009
Net revenue	$32,134	$25,894
GAAP gross profit	16,542	13,327
GAAP gross margin	51.5%	51.5%
Amortization of acquired intangibles:
Cost of revenue	2,281	1,008
Stock-based compensation and related payroll taxes:
Cost of revenue	103	96

Non-GAAP gross profit	$18,926	$14,431

Non-GAAP gross margin	58.9%	55.7%

	Three Months Ended

Reconciliation of GAAP loss from operations to non-GAAP:	December 31, 2009	September 30, 2009
GAAP loss from operations	$(4,587)	$(3,949)
Amortization of acquired intangibles	2,332	1,043
Stock-based compensation and related payroll taxes	3,284	3,109
Acquisition-related expenses	1,217	—
Acquisition-related compensation expense	1,464	772

Non-GAAP income from operations	$3,710	$975

Non-GAAP income from operations as a percentage of revenue	11.5%	3.8%

	Three Months Ended

Reconciliation of GAAP net loss to non-GAAP:	December 31, 2009	September 30, 2009
GAAP net loss	$(4,527)	$(4,166)
Non-GAAP adjustments:
Stock-based compensation and related payroll taxes:
Cost of revenue	103	96
Research and development	1,575	1,522
Sales, general and administrative	1,606	1,491
Amortization of acquired intangibles:
Cost of revenue	2,281	1,008
Sales, general and administrative	51	35
Acquisition-related expenses	1,217	—
Acquisition-related compensation expense	1,464	772

Total of non-GAAP adjustments	8,297	4,924

Non-GAAP net income	$3,770	$758

GAAP net loss per share (diluted)	$(0.11)	$(0.10)

Non-GAAP adjustments detailed above	$0.19	$0.12
Non-GAAP net income per share (diluted)	$0.08	$0.02

GAAP weighted average shares (diluted)	41,984	41,447
Non-GAAP share adjustment	4,673	4,528

Non-GAAP weighted average shares (diluted)	46,657	45,975

CAVIUM NETWORKS, INC.
Unaudited GAAP Condensed Consolidated Balance Sheets
(In thousands)

	As of
Assets	December 31, 2009	September 30, 2009
Current assets:
Cash and cash equivalents	$58,918	$70,693
Accounts receivable, net	21,958	11,717
Inventories	17,965	18,313
Prepaid expenses and other current assets	2,168	2,941

Total current assets	101,009	103,664
Property and equipment, net	14,972	8,404
Intangible assets, net	25,388	13,120
Goodwill	56,607	13,027
Other assets	1,819	433

Total assets	$199,795	$138,648

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$10,784	$7,102
Accrued expenses and other current liabilities	8,445	3,081
Deferred revenue	12,612	1,444
Capital lease and technology license obligations, current	3,271	2,886

Total current liabilities	35,112	14,513
Capital lease and technology license obligations, net of current	5,741	449
Other non-current liabilities	2,569	1,665

Total liabilities	43,422	16,627

Stockholders’ equity
Common stock	44	42
Additional paid-in capital	234,946	196,069
Accumulated deficit	(78,617)	(74,090)

Total stockholders’ equity	156,373	122,021

Total liabilities and stockholders’ equity	$199,795	$138,648